QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Enrollment Form for
Southwest Water Company
Amended and Restated Dividend Reinvestment and Stock Purchase Plan

        This form when completed and signed, should be mailed (in the courtesy envelope)
to: Mellon Investor Services,
P.O. Box 3338, South Hackensack, NJ 07606-1938

        Is this account for an existing shareholder? YES ☐ NO ☐

1.     Account Registration Complete only one section. Print clearly in CAPITAL LETTERS.

☐ INDIVIDUAL OR JOINT ACCOUNT

Owner's name

Owner's Social Security number		Owner's date of birth
(used for tax reporting)		Month		Day		Year
—	—		/		/

Joint Owner's name

Joint Owner's Social Security number (used for tax reporting)		The account will be registered "Joint Tenants with Rights of Survivorship" unless you check a box below:
—	—	☐ Tenants in common ☐ Tenants by entirety ☐ Community property

☐ GIFT TRANSFER TO A MINOR (UGMA/UTMA)

Custodian's name

Minor's name

Minor's Social Security number		Minor's date of birth
(required)		Month		Day		Year
—	—		/		/

☐ TRUST(Please check only one of the trustee types)                 ☐ Person as trustee         ☐ Organization as trustee

Trustee: Individual or organization name

and Co-trustee's name, if applicable

Name of trust

For the benefit of

Date of trust
Trust taxpayer identification number	Month		Day		Year
—		/		/

☐ ORGANIZATION OR BUSINESS ENTITY        Check one: ☐ Corporation ☐ Partnership ☐ Other

Name of entity

Taxpayer identification number
—

2.     Address

Mailing address (including apartment or box number)

City	State	Zip
—

Home phone			Work phone
(	)	—	(	)	—

For mailing address outside the U.S.:
Country of residence	Province	Routing or postal code

3.     Cash Purchase (Make checks payable to SWWC/Mellon Bank)

☐ As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check or money order for $ . (Minimum $25 with the maximum not to exceed $10,000 monthly.)	☐ As a NEW Investor I wish to enroll in the Plan by making an initial investment. Enclosed is my check or money order for $ . (Initial investment must be a least $250 not to exceed $10,000) AS A NEW INVESTOR YOU MUST COMPLETE SECTIONS 1, 2, & 8.

4.     Bank Authorization Agreement

☐ DIRECT DEPOSIT OF DIVIDENDS
I hereby authorize to have my dividends deposited automatically in my bank account. (Please complete Section 5.) If this option is not selected, your dividend check will be automatically mailed to your address.

☐ AUTOMATIC ONGOING ADDITIONAL INVESTMENTS
I hereby choose to make additional ongoing investments in Southwest Water Company common stock and I hereby authorize automatic monthly debits from my bank account in the amount of $                  per month (minimum of $25 not to exceed $10,000) for such investments. Upon receipt of this form, properly completed, the Administrator will contact your bank to deduct the amount indicated from your bank account. Monthly deductions will be made on or about the 15th of each month. The Administrator will invest in Southwest Water Company common stock beginning on the next Investment Date after receipt of funds. Monthly deductions will continue monthly until you notify the Administrator to change or discontinue them. Should your bank account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, you may be charged a fee by your bank for insufficient funds. Please complete Section 5.

5.     Bank Account Information (complete only if a feature in Section 4 is selected)

This information will be used for                ☐ Direct Deposit of Dividends (Sec.4) ☐ Automatic Investment (Sec.4)

☐	Checking account	Bank or credit union's ABA transit routing number (available from the bank or credit union)	Bank or credit union account number
☐	Savings account

Tape your voided check here

  Bank and credit union routing information.

  For deposits to or withdrawals from your checking account, please tape a voided check so the Administrator may obtain bank or credit union account information.

  For deposits to or withdrawals from a savings account, please tape a preprinted deposit slip.

  (Please Do Not Staple)

6.     Dividend Reinvestment

        If you own greater than 100 shares at the time of enrollment you may choose to reinvest all or part of the dividends paid on your Southwest Water Company common stock. Shareholders owning fewer than 100 shares at the time of enrollment can reinvest on all shares only.

☐
Reinvest the dividends on ALL shares.

☐
I would like a portion of my dividends reinvested. Please remit to me the dividends on             shares. I understand that the dividends on my remaining shares, as well as all shares that I acquire from such reinvestment, will be reinvested.

☐
All cash (no dividend reinvestment).

7.     Safekeeping

        Common stock certificates deposited for safekeeping in your account must be in the same registration as your Plan account.

☐
Please accept the enclosed certificate (s) for deposit to my account. Enclosed are                         share certificates.
                                                                                                                                 insert number

certificate number	number of shares

T O T A L

8.     Account Authorization Signature (required)

☐
REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (Substitute Form W-9)

  I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that:

  (1)
  the taxpayer identification number in Section 1 is correct (or I am waiting for a number to be issued to me) and
  (2)
  (cross out the following if not true) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
  (3)
  I am a U.S. person (including a U.S. Resident Alien).

☐
CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER (SUBSTITUTE FORM W-8BEN)

  Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that:

  •
  I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,

  (4)    • The beneficial owner is not a U.S. person,

  •
  The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty, and
  •
  For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions.

  Furthermore, I authorize this form to be provided to any withholding agent that has control, receipt, or custody of the income of which I am the beneficial owner or any withholding agent that can disburse or make payments of the income of which I am the beneficial owner.

☐
CLAIM OF TAX TREATY BENEFITS

  I CERTIFY THAT:
  The beneficial owner is a resident of            within the meaning of the income tax treaty between the United States and that country.

☐
FOR ORGANIZATIONS AND BUSINESS ENTITIES EXEMPT FROM BACKUP WITHHOLDING

  I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

        MY/OUR SIGNATURES (S) BELOW INDICATES I/WE HAVE READ THE PLAN BROCHURE AND AGREE TO THE TERMS THEREIN AND HEREIN.

Signature of Owner	Date (month, day, year)

Signature of Joint Owner	Date (month, day, year)

Alternatively you may enroll online at www.melloninvestor.com

QuickLinks

Enrollment Form for Southwest Water Company Amended and Restated Dividend Reinvestment and Stock Purchase Plan